Exhibit 99.1

CC MEDIA HOLDINGS, INC. REPORTS
RESULTS FOR 2012 FOURTH QUARTER AND FULL YEAR

●	Annual revenue rose 3% to $6.33 billion, excluding foreign exchange

●	Fourth quarter revenue up 3% year over year, excluding foreign exchange

●	Fourth quarter OIBDAN1 grew 2% year over year, excluding foreign exchange

●	Subsidiaries raised $7.5 billion of debt in 2012 for debt repayment, shareholder returns and financial flexibility

----------------

San Antonio, Texas, February 19, 2013…CC Media Holdings, Inc. (OTCBB: CCMO) today reported financial results for the fourth quarter and full year ended December 31, 2012.

“We are very pleased with our Company’s progress in strengthening our businesses over the past year, and we look forward to continuing our momentum into 2013,” Chief Executive Officer Bob Pittman said.  “We have put the right management team in place to focus on bringing new advertising dollars to the sector by demonstrating the value of our assets – especially our unique national platform across the media, entertainment and outdoor marketplaces.  Moving forward, we will continue to use our unmatched national reach to grow our digital platforms, expand and deepen our relationships with national and local advertisers, launch innovative products and services and stage new and exciting events as only Clear Channel can.”

“Despite the slow economic recovery, we delivered a solid financial performance for the 2012 fourth quarter and full year,” Tom Casey, Executive Vice President and Chief Financial Officer, said.  “At Clear Channel Media and Entertainment, we continued to outpace the competition in national advertising, digital, and total revenues. At Outdoor, the Americas’ progress in digital, airports and national advertising was encouraging, while International saw strength in emerging markets.   Across the entire company, we remain aggressively focused on realigning our resources toward higher growth areas.  2012 was also an important year for capital markets activity, with $7.5 billion of debt raised at Clear Channel Communications and Clear Channel Worldwide Holdings in four separate transactions.  Clear Channel Worldwide Holdings used proceeds for debt repayment and shareholder returns and Clear Channel Communications not only repaid debt but also gained important new flexibility to better manage liquidity and future maturities.”

Fourth Quarter 2012 Results

Consolidated revenues increased $44 million, or 3% year over year, to $1.70 billion in the fourth quarter of 2012 compared to $1.65 billion in the same period of 2011.  Excluding the effects of movements in foreign exchange rates1, revenues rose $49 million, or 3%.

●	Media and Entertainment (“CCM+E”) revenues grew $31 million, or 4%, due to increased political advertising as well as growth of local and national advertising.

●
Americas outdoor revenues rose $5 million, or 1% adjusted for movements in foreign exchange rates, driven by higher digital capacity and increased revenue at airports. On a reported basis, revenues grew $5 million, or 2%.

●
International outdoor revenues decreased $3 million, or less than 1%, adjusting for a $9 million revenue reduction due to the divestiture of two businesses during the third quarter of 2012 and a $6 million reduction from movements in foreign exchange rates.  Stronger economic conditions in emerging markets and certain other geographies were offset by weakened economic conditions in other regions, particularly in Europe.  On a reported basis, revenues decreased $18 million, or 4%.

The Company’s OIBDAN1 increased to $546 million in the fourth quarter of 2012 compared to $537 million in the same quarter of 2011.  Included in the 2012 fourth quarter OIBDAN of $546 million were $28 million of operating and corporate expenses associated with the Company’s strategic revenue and cost initiatives to attract additional advertising dollars to the business and improve operating efficiencies.  The fourth quarter of 2011 included $22 million of such expenses.  Also reducing OIBDAN in the fourth quarter of 2012 were $6 million of litigation expenses and $7 million of legal and other costs in Latin America.  Excluding the effects of movements in foreign exchange rates, OIBDAN totaled $547 million and grew $10 million, or 2%.

The Company’s consolidated net loss was $191 million in the fourth quarter of 2012 compared to a consolidated net loss of $43 million in the same period of 2011.  Fourth quarter 2012 net loss included a $240 million pre-tax loss on extinguishment of debt related to refinancing activities.

Full Year 2012 Results

Consolidated revenues increased 1% to $6.25 billion for the full year 2012 compared to $6.16 billion in 2011, driven by growth at CCM+E and Americas outdoor partially offset by International outdoor.  Excluding the effects of movements in foreign exchange rates, revenues rose 3%.

●
CCM+E revenues grew $98 million, or 3%, compared to 2011, due primarily to stronger local and national advertising, including political, as well as digital growth driven by the expansion of the iHeartRadio platform.

●
Americas revenues rose $27 million, or 2% adjusted for movements in foreign exchange rates, compared to 2011, from increased digital capacity and increased airport revenues driven by higher occupancy and rates.  On a reported basis, revenues also grew $27 million, or 2%.

●
International outdoor revenues were up $11 million, or approximately 1%, after adjusting for a $15 million revenue reduction due to the divestiture of two businesses during the third quarter of 2012 and a $79 million decrease from movements in foreign exchange rates.  Stronger economic conditions in emerging markets and certain other geographies were offset by weakened economic conditions in other regions, particularly in Europe.  On a reported basis, revenues decreased $83 million, including the effects of movements in foreign exchange rates.

The Company’s OIBDAN1 declined 1% to $1.82 billion in 2012 compared to $1.83 billion in 2011.  Excluding the effects of movements in foreign exchange rates, OIBDAN was flat.  Included in the full year 2012 OIBDAN of $1.82 billion were $76 million of operating and corporate expenses related to the Company’s strategic revenue and cost initiatives to attract additional advertising dollars to the business and improve operating efficiencies.  OIBDAN for 2011 included $36 million in such expenses.  Also reducing OIBDAN in 2012 were $9 million of litigation expenses and $27 million of legal and other costs in Latin America.

The Company’s consolidated EBITDA, as defined under its senior secured credit facilities, was $2.033 billion in 2012, up 4% from 2011.

The Company’s consolidated net loss totaled $424 million for 2012 compared to a consolidated net loss of $302 million in 2011.  Full year 2012 results included a $255 million pre-tax loss on extinguishment of debt related to refinancing activity.

Key Highlights

The Company’s recent key highlights include:

Media & Entertainment

●
CCM+E and iHeartRadio ranked first among 18 non-network national TV, video and online media organizations in the 2012 Myers Survey of Advertising Executives on National Media Sales Organizations Report.  CCM+E was the #1 provider of multi-platform brand extensions/integrations among digital and non-digital network TV organizations, and was top rated by digital planners and buyers in providing multi-platform integration opportunities among non-network and digital organizations.

●
iHeartRadio reached 23 million registered users, making it the fastest digital service to reach 20 million registered users in Internet history.  The iHeartRadio mobile application was included in the Top 20 of iTunes Best of 2012 list, has more than 143 million cumulative downloads/upgrades, and now generates half of its listening through mobile.

●
The second annual iHeartRadio Music Festival in Las Vegas attracted a live audience of more than 20,000 and more than 14 million tuning in from home - delivering record-setting ratings for The CW's exclusive TV broadcast, Yahoo!'s most ever U.S. live streams for a concert and Xbox's record viewership for a live U.S. event, as well as a CCM+E record of more than 1 billion social impressions.

●	The company purchased AM radio station WOR 710 in New York City, which is the Company's first AM station in NYC and another flagship for talk radio.

●
The company purchased 101.7 FM in Boston and launched it as “Evolution 101.7”, the first major market station with the Electronic Dance Music (EDM) format. The station utilizes programming from iHeartRadio’s Evolution channel launched in November featuring British D.J. Pete Tong.

●
The company entered into innovative, market-based agreements with a number of record labels to share digital and terrestrial revenues, building a sustainable business model to drive the growth of the Internet radio industry.

Outdoor

●	Americas installed 178 new digital billboards for a total of 1,035 across 37 U.S. markets, a 21% increase from 2011.

●
Clear Channel Airport's ClearVision, an innovative in-airport TV network featuring top entertainment, news, music, and sports programming that is accessible from travelers' mobile devices, launched in Raleigh-Durham International Airport and, in February 2013, in Louis Armstrong New Orleans International Airport.

●
In January 2013, Suzanne Grimes, a highly-regarded advertising executive, joined as President & COO for the United States and Canada.  Grimes formerly served as President of the U.S. Lifestyles Communities Group at Readers Digest, spent a decade at Condé Nast, and was publisher of TV Guide at News Corp.

●	International increased its digital presence to more than 3,400 displays in 13 countries.

●	Launched the first digital out-of-home network in the outdoor environment in the United Kingdom with 100 screens in central London targeting premium shopping areas.

●	France launched the only scale digital network in the country in 46 premium malls, reaching a quarter of the population every two weeks.

●	International won a major public transportation contract in Norway that went live in January 2013.

●
Strengthened the International leadership team with Mark Thewlis, Executive Chairman of Clear Media (China) and Aris de Juan, Regional President of Latin America, improving Clear Channel’s presence in some of the world’s fastest-growing advertising markets.

Revenues, Operating Expenses, and OIBDAN by Segment

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change
Revenue1
CCME	$821,472	$790,753	4%	$3,084,780	$2,986,828	3%
Americas Outdoor	343,407	337,925	2%	1,279,257	1,252,725	2%
International Outdoor 3	459,787	478,077	(4%)	1,667,687	1,751,149	(5%)
Other	89,970	63,912	41%	281,879	234,542	20%
Eliminations	(18,300)	(17,879)		(66,719)	(63,892)
Consolidated revenue	$1,696,336	$1,652,788	3%	$6,246,884	$6,161,352	1%

Operating expenses 1,2
CCME	$480,964	$464,021	4%	$1,863,691	$1,825,619	2%
Americas Outdoor	212,938	201,510	6%	793,585	765,302	4%
International Outdoor 3	356,868	362,522	(2%)	1,384,569	1,403,605	(1%)
Other	45,167	43,806	3%	177,482	175,288	1%
Eliminations	(18,300)	(17,879)		(66,719)	(63,892)
Consolidated Operating expenses	$1,077,637	$1,053,980	2%	$4,152,608	$4,105,922	1%

OIBDAN1
CCME	$340,508	$326,732	4%	$1,221,089	$1,161,209	5%
Americas Outdoor	130,469	136,415	(4%)	485,672	487,423	(0%)
International Outdoor 3	102,919	115,555	(11%)	283,118	347,544	(19%)
Other	44,803	20,106	123%	104,397	59,254	76%
Corporate	(73,110)	(61,391)		(276,877)	(221,801)
Consolidated OIBDAN	$545,589	$537,417	2%	$1,817,399	$1,833,629	(1%)

Certain prior period amounts have been reclassified to conform to the 2012 presentation of financials throughout the press release.

1 See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) direct operating and SG&A expenses excluding non-cash compensation expenses to expenses; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vii) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

2 The Company’s operating expenses include direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock.  Corporate expenses also exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock.

3 During 2012, the Company disposed of two international businesses resulting in decreases in revenue, operating expenses and OIBDAN of $15 million,$12 million and $3 million, respectively, for the year ended December 31, 2012 and decreases in revenue, operating expenses and OIBDAN of $10 million, $8 million and $2 million, respectively for the quarter ended December 31, 2012.

Media and Entertainment

CCM+E full year 2012 revenues grew $98 million, or 3%, compared to 2011, due primarily to higher national and local advertising sales across the political, automotive, and telecommunications categories.  Digital revenues were higher, driven by a 100% rise in listening hours on the iHeartRadio platform, while advertiser event sponsorships were also up.  Traffic revenues increased as a result of the acquisition of a traffic business in the second quarter of 2011.  Revenue growth was partially offset by declines in national syndication programming sales.

Operating expenses increased $38 million to $1.87 billion in 2012.  Savings from lower programming costs were offset by higher sales expenses, digital streaming expenses resulting from increased listening hours, and a $4 million increase in expenses related to investments in strategic revenue and cost savings programs.

OIBDAN rose $60 million, or 5%, to $1.22 billion in 2012, including expenses related to investments in strategic revenue and cost savings programs of $22 million in 2012 and $18 million in 2011.

Americas Outdoor Advertising

Americas outdoor revenues, excluding foreign exchange impacts, rose $27 million, or 2%, compared to 2011, driven by higher digital bulletin capacity and higher airport occupancy and rates.  Partially offsetting this growth in 2012 was a decline in revenues from traditional bulletins and posters.  On a reported basis, revenues increased $27 million, or 2% compared to 2011, including the effects of movements in foreign exchange rates.

Operating expenses, excluding foreign exchange impacts, grew $29 million to $794 million in 2012, including an $11 million increase in 2012 expenses related to certain investments in strategic revenue and cost savings programs.  Expenses increased due to personnel costs, growth from the airports business, and higher site lease expenses resulting in part from the deployment of 178 digital billboards during the year.  On a reported basis, expenses increased $28 million, or 4%, compared to 2011, including the effects of movements in foreign exchange rates.

OIBDAN, excluding foreign exchange impacts,  declined less than 1% to $486 million in 2012, including expenses related to certain investments in strategic revenue and cost savings programs of $15 million in 2012 and $4 million in 2011.   On a reported basis, OIBDAN decreased $2 million compared to 2011, including the effects of movements in foreign exchange rates.

International Outdoor Advertising

Adjusting for a $15 million revenue reduction due to the divestiture of two businesses during the third quarter of 2012, as well as a $79 million decrease due to movements in foreign exchange rates, International revenues were up $11 million, or approximately 1%.  Revenues increased primarily from new contracts in countries including Australia, China and Mexico where economic conditions were stronger, and in the U.K. which benefitted from the Summer Olympic Games.  Revenue increases were partially offset by weakened macroeconomic conditions in certain geographies, particularly in southern Europe and the Nordic countries.  On a reported basis, revenues decreased $83 million, or 5%, compared to 2011, including the effects of movements in foreign exchange rates.

Operating expenses, excluding foreign exchange impacts, grew $64 million in 2012, adjusting for $12 million of expenses due to the divestiture of two businesses during the third quarter of 2012 and excluding a $71 million decrease from movements in foreign exchange rates. Operating expense increased due to new contracts and higher personnel costs.  This $64 million increase includes a $27 million increase in legal and other expenses in Latin America and a $6 million increase in investments in strategic revenue and cost savings programs.   On a reported basis, operating expenses declined $18 million, including movements in foreign exchange rates.

Adjusting for a $3 million OIBDAN reduction due to the divestiture of two businesses during the third quarter of 2012 and excluding an $8 million decrease from movements in foreign exchange rates, International outdoor OIBDAN in 2012 declined $54 million, or 16%, to $291 million. OIBDAN in 2012 includes $27 million increase in legal and other expenses in Latin America, and $19 million of costs incurred for investments in strategic revenue and cost savings programs compared to $13 million included in 2011 OIBDAN.  On a reported basis, OIBDAN decreased 19% to $283 million.

Conference Call
CC Media Holdings, Inc. along with its wholly owned subsidiary, Clear Channel Communications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on February 19, 2013 at 4:30 p.m. Eastern Time.  The conference call number is 866-254-5936 and the passcode is 281432.  A live audio webcast of the conference call will also be available on the investor section of www.clearchannel.com and www.clearchanneloutdoor.com.  A replay of the call will be available after the live conference call, beginning at 5:30 p.m. Eastern Time, for a period of 30 days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 281432.  An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of CC Media Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue	1,696,336	1,652,788	6,246,884	6,161,352
Operating expenses:
Direct operating expenses	650,495	635,789	2,496,550	2,504,036
Selling, general and administrative expenses	431,841	421,952	1,673,447	1,617,258
Corporate expenses	76,861	64,016	288,028	227,096
Depreciation and amortization	189,730	192,422	729,285	763,306
Impairment charges	37,651	7,614	37,651	7,614
Other operating income (expense) - net	968	(771)	48,127	12,682
Operating income (loss)	310,726	330,224	1,070,050	1,054,724
Interest expense	400,930	368,397	1,549,023	1,466,246
Gain (loss) on marketable securities	(4,580)	(4,827)	(4,580)	(4,827)
Equity in earnings (loss) of nonconsolidated affiliates	6,643	13,502	18,557	26,958
Loss on extinguishment of debt	(239,556)	-	(254,723)	(1,447)
Other income (expense) – net	1,929	(5,370)	250	(3,169)
Loss before income taxes	(325,768)	(34,868)	(719,469)	(394,007)
Income tax benefit (expense)	128,986	3,468	308,279	125,978
Consolidated net income (loss)	(196,782)	(31,400)	(411,190)	(268,029)
Less: Amount attributable to noncontrolling interest	(5,518)	11,627	13,289	34,065
Net income (loss) attributable to the Company	$(191,264)	$(43,027)	$(424,479)	$(302,094)

Foreign exchange rate movements decreased the Company’s 2012 fourth quarter revenues and direct operating and SG&A expenses by approximately $6 million and $4 million, respectively, compared to the same period of 2011.  Foreign exchange rate movements reduced the Company’s 2012 revenues and direct operating and SG&A expenses by approximately $79 million and $71 million, respectively, compared to 2011.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for December 31, 2012 and 2011:

(In millions)	December 31,	December 31,
	2012	2011

Cash	$1,225.0	$1,228.7
Total Current Assets	2,993.8	2,985.3
Net Property, Plant and Equipment	3,036.9	3,063.3
Total Assets	16,292.7	16,542.0

Current Liabilities (excluding current portion of long-term debt)	1,400.4	1,160.3
Long-Term Debt (including current portion of long-term debt)	20,747.1	20,207.2
Shareholders’ Deficit	(7,995.2)	(7,471.9)

TABLE 3 – Total Debt

At December 31, 2012 and December 31, 2011, CC Media Holdings had total debt of:

(in millions)	December 31,	December 31,
	2012	2011
Senior Secured Credit Facilities	$9,075.5	$12,796.2
Receivables based facility	-	-
Priority Guarantee Notes	3,749.8	1,750.0
Other secured debt	25.5	30.9
Total Consolidated Secured Debt	$12,850.8	$14,577.1

Senior Cash Pay and Senior Toggle Notes	$1,626.1	$1,626.1
Clear Channel Senior Notes	1,748.6	1,998.4
Subsidiary Senior Notes	2,725.0	2,500.0
Subsidiary Senior Subordinated Notes	2,200.0	-
Other long-term debt	5.6	19.9
Purchase accounting adjustments and original issue discount	(409.0)	(514.3)
Total long term debt (including current portion of long-term debt)	$20,747.1	$20,207.2

The current portion of long-term debt was $382 million as of December 31, 2012.

Liquidity and Financial Position

For the year ended December 31, 2012, cash flow provided by operating activities reached $489 million, cash flow used for investing activities totaled $397 million, and cash flow used for financing activities was $95 million, for a net decrease in cash of $4 million.

Capital expenditures for the year ended December 31, 2012 were approximately $390 million compared to $362 million for 2011.

During 2012, subsidiaries of the Company entered into various debt transactions:

Clear Channel Communications, Inc. (a subsidiary of CC Media Holdings, Inc.)

●	Exchanged $2 billion of term loans due 2014 and 2016 for a like principal amount of newly issued 9.0% priority guarantee notes due 2019.

●
In conjunction with the debt exchange, amended its credit facilities to permit an additional $3 billion of term loan exchanges, to provide greater flexibility to prepay tranche A term loans and, following repayment or extension of tranche A, to enable the repurchase of junior debt and below par non-pro rata purchases of term loans in certain circumstances.  The amendments also combined various loans and eliminated certain restrictions on subsidiary debt incurrence.

●
Refinanced its receivables based credit facility with a facility size of $535 million, subject to a borrowing base.  The facility has a maturity of December 24, 2017; subject to certain levels of outstanding indebtedness, the maturity date becomes October 30, 2015 or May 2, 2016.

Clear Channel Worldwide Holdings, Inc. (a subsidiary of Clear Channel Outdoor Holdings, Inc.)

●
Issued $275 million of 7.625% Series A Senior Subordinated notes due 2020 and $1,925 million of 7.625% Series B Senior Subordinated notes due 2020.  Through an intercompany loan, a total of $2,170 million in proceeds from both notes was paid as a special cash dividend to shareholders.  Clear Channel Communications, Inc. used its portion of the dividend and cash on hand to repay $2,096 million of indebtedness under its senior secured credit facilities.

●
Issued $736 million of 6.5% Series A Senior Notes due 2022 and $1,989 million 6.5% Series B Senior Notes due 2022.  The proceeds and cash on hand were used to repay $500 million of 9.25% Series A Senior notes due 2017 and $2,000 million of Series B Senior notes due 2017 in addition to fees and premiums.

The senior secured credit facilities currently require Clear Channel to comply on a quarterly basis with a financial covenant limiting the ratio of Clear Channel’s consolidated secured debt, net of cash and cash equivalents, to Clear Channel’s consolidated EBITDA3 for the preceding four quarters.  Clear Channel’s secured debt consists of the senior secured credit facilities, the receivables-based credit facility, the priority guarantee notes and certain other secured subsidiary debt.  Non-compliance with the financial covenant could result in the acceleration of Clear Channel’s obligations to repay all amounts outstanding under the facilities.  The maximum ratio under this covenant is currently set at 9.5:1.  At December 31, 2012, Clear Channel’s ratio was 5.9:1 compared to 6:9:1 at December 31, 2011. 4

3 Clear Channel’s consolidated EBITDA for the four quarters preceding December 31, 2012 of $2.033 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) – net,  plus  non-cash compensation, and is further adjusted for the following items: (i) an increase of $80.2 million related to costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) an increase of $51.0 million for non-recurring or unusual gains or losses; (iii) an increase of $45.5 million for non-cash items; (iv) an increase of $18.5 million for various other items; and (v) an increase of $20.1 million for cash received from nonconsolidated affiliates.

4 Clear Channel’s consolidated EBITDA for the four quarters preceding December 31, 2011 of $1.955 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) – net,  plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $18.5 million for cash received from nonconsolidated affiliates; (ii) an increase of $31.5 million for non-cash items; (iii) an increase of $40.1 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (iv) an increase of $31.6 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months and years ended December 31, 2012 and 2011.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2012 actual foreign revenues, expenses and OIBDAN at average 2011 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Expenses excluding non-cash compensation expenses to expenses; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vii) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense) - net and impairment charges	OIBDAN
Three Months Ended December 31, 2012
CCME	$268,893	$3,151	$68,464	$-	$340,508
Americas Outdoor	79,338	810	50,321	-	130,469
International Outdoor	46,408	738	55,773	-	102,919
Other	34,106	-	10,697	-	44,803
Impairment charges	(37,651)	-	-	37,651	-
Corporate	(81,336)	3,751	4,475	-	(73,110)
Other operating income (expense) – net	968	-	-	(968)	-
Consolidated	$310,726	$8,450	$189,730	$36,683	$545,589

Three Months Ended December 31, 2011
CCME	$259,016	$1,136	$66,580	$-	$326,732
Americas Outdoor	82,611	1,856	51,948	-	136,415
International Outdoor	58,634	769	56,152	-	115,555
Other	8,425	-	11,681	-	20,106
Impairment charges	(7,614)	-	-	7,614	-
Corporate	(70,077)	2,625	6,061	-	(61,391)
Other operating income (expense) – net	(771)	-	-	771	-
Consolidated	$330,224	$6,386	$192,422	$8,385	$537,417

Year Ended December 31, 2012
CCME	$942,705	$6,985	$271,399	$-	$1,221,089
Americas Outdoor	287,774	5,875	192,023	-	485,672
International Outdoor	73,331	4,529	205,258	-	283,118
Other	58,829	-	45,568	-	104,397
Impairment charges	(37,651)	-	-	37,651	-
Corporate	(303,065)	11,151	15,037	-	(276,877)
Other operating income (expense) – net	48,127	-	-	(48,127)	-
Consolidated	$1,070,050	$28,540	$729,285	$(10,476)	$1,817,399

Year Ended December 31, 2011
CCME	$888,358	$4,606	$268,245	$-	$1,161,209
Americas Outdoor	268,766	7,601	211,056	-	487,423
International Outdoor	124,471	3,165	219,908	-	347,544
Other	9,427	-	49,827	-	59,254
Impairment charges	(7,614)	-	-	7,614	-
Corporate	(241,366)	5,295	14,270	-	(221,801)
Other operating income (expense) – net	12,682	-	-	(12,682)	-
Consolidated	$1,054,724	$20,667	$763,306	$(5,068)	$1,833,629

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change

Consolidated Revenue	$1,696,336	$1,652,788	3%	$6,246,884	$6,161,352	1%
Excluding: Foreign exchange (increase) decrease	5,630	-		79,347	-
Revenue excluding effects of foreign exchange	$1,701,966	$1,652,788	3%	$6,326,231	$6,161,352	3%

Americas Outdoor revenue	$343,407	$337,925	2%	$1,279,257	$1,252,725	2%
Excluding: Foreign exchange (increase) decrease	(486)	-		410	-
Americas Outdoor revenue excluding effects of foreign exchange	$342,921	$337,925	1%	$1,279,667	$1,252,725	2%

International Outdoor revenue	$459,787	$478,077	(4%)	$1,667,687	$1,751,149	(5%)
Excluding: Foreign exchange (increase) decrease	6,116	-		78,937	-
International Outdoor revenue excluding effects of foreign exchange	$465,903	$478,077	(3%)	$1,746,624	$1,751,149	(0%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change

Consolidated expense	$1,082,336	$1,057,741	2%	$4,169,997	$4,121,294	1%
Excluding: Foreign exchange (increase) decrease	3,857	-	–	71,362	-	–
Consolidated expense excluding effects of foreign exchange	$1,086,193	$1,057,741	3%	$4,241,359	$4,121,294	3%

Americas Outdoor expense	$213,748	$203,366	5%	$799,460	$772,903	3%
Excluding: Foreign exchange (increase) decrease	(412)	-	–	357	-	–
Americas Outdoor expense excluding effects of foreign exchange	$213,336	$203,366	5%	$799,817	$772,903	3%

International Outdoor expense	$357,606	$363,291	(2%)	$1,389,098	$1,406,770	(1%)
Excluding: Foreign exchange (increase) decrease	4,269	-	–	71,005	-	–
International Outdoor expense excluding effects of foreign exchange	$361,875	$363,291	(0%)	$1,460,103	$1,406,770	4%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change

Consolidated OIBDAN	$545,589	$537,417	2%	$1,817,399	$1,833,629	(1%)
Excluding: Foreign exchange (increase) decrease	1,773	-		7,985	-
Consolidated OIBDAN excluding effects of foreign exchange	$547,362	$537,417	2%	$1,825,384	$1,833,629	(0%)

Americas Outdoor OIBDAN	$130,469	$136,415	(4%)	$485,672	$487,423	(0%)
Excluding: Foreign exchange (increase) decrease	(73)	-		53	-
Americas Outdoor OIBDAN excluding effects of foreign exchange	$130,396	$136,415	(4%)	$485,725	$487,423	(0%)

International Outdoor OIBDAN	$102,919	$115,555	(11%)	$283,118	$347,544	(19%)
Excluding: Foreign exchange (increase) decrease	1,846	-		7,932	-
International Outdoor OIBDAN excluding effects of foreign exchange	$104,765	$115,555	(9%)	$291,050	$347,544	(16%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Non-cash compensation expenses to Expenses

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change
CCME	$484,115	$465,157	4%	$1,870,676	$1,830,225	2%
Less: Non-cash compensation expense	(3,151)	(1,136)		(6,985)	(4,606)
	480,964	464,021	4%	1,863,691	1,825,619	2%

Americas Outdoor	213,748	203,366	5%	799,460	772,903	3%
Less: Non-cash compensation expense	(810)	(1,856)		(5,875)	(7,601)
	212,938	201,510	6%	793,585	765,302	4%

International Outdoor	357,606	363,291	(2%)	1,389,098	1,406,770	(1%)
Less: Non-cash compensation expense	(738)	(769)		(4,529)	(3,165)
	356,868	362,522	(2%)	1,384,569	1,403,605	(1%)

Other	45,167	43,806	3%	177,482	175,288	1%
Less: Non-cash compensation expense	-	-		-	-
	45,167	43,806	3%	177,482	175,288	1%

Eliminations	(18,300)	(17,879)		(66,719)	(63,892)

Plus: Non-cash compensation expense	4,699	3,761		17,389	15,372
Consolidated divisional operating expenses	$1,082,336	$1,057,741	2%	$4,169,997	$4,121,294	1%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change
Corporate Expense	$76,861	$64,016	20%	$288,028	$227,096	27%
Less: Non-cash compensation expense	(3,751)	(2,625)		(11,151)	(5,295)
	$73,110	$61,391	19%	$276,877	$221,801	25%

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended December 31,			Year Ended December 31,
			%			%
	2012	2011	Change	2012	2011	Change

OIBDAN	$545,589	$537,417	2%	$1,817,399	$1,833,629	(1%)
Non-cash compensation expense	8,450	6,386		28,540	20,667
Depreciation and amortization	189,730	192,422		729,285	763,306
Impairment charges	37,651	7,614		37,651	7,614
Other operating income (expense) – net	968	(771)		48,127	12,682
Operating income	310,726	330,224		1,070,050	1,054,724

Interest expense	400,930	368,397		1,549,023	1,466,246
Gain (loss) on marketable securities	(4,580)	(4,827)		(4,580)	(4,827)
Equity in earnings (loss) of nonconsolidated affiliates	6,643	13,502		18,557	26,958
Loss on extinguishment of debt	(239,556)	-		(254,723)	(1,447)
Other income (expense) – net	1,929	(5,370)		250	(3,169)
Loss before income taxes	(325,768)	(34,868)		(719,469)	(394,007)
Income tax benefit (expense)	128,986	3,468		308,279	125,978
Consolidated net loss	(196,782)	(31,400)		(411,190)	(268,029)
Amount attributable to noncontrolling interest	(5,518)	11,627		13,289	34,065
Net income (loss) attributable to the Company	$(191,264)	$(43,027)		$(424,479)	$(302,094)

About CC Media Holdings, Inc.

CC Media Holdings, Inc. (OTCBB: CCMO), the parent company of Clear Channel Communications, is one of the leading global media and entertainment companies specializing in radio, digital, outdoor, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers. More information is available at www.clearchannel.com.
For further information, please contact:

Media
Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors
Gregory Lundberg
Senior Vice President – Investor Relations
(212) 549-1717

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CC Media Holdings, Inc. and its subsidiaries, including Clear Channel Communications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the use of cash flow to make payments on its indebtedness; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of CC Media Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.